UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 25, 2011

CNH EQUIPMENT TRUST 2010-A

CNH CAPITAL RECEIVABLES LLC

CNH CAPITAL AMERICA LLC

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as Specified in their respective Charters)

Delaware

(State or Other Jurisdiction of Incorporation)

333-157418	39-1995297 (CNH Capital Receivables LLC)
333-157418-03	27-6503549 (CNH Equipment Trust 2010-A)
(Commission File Number)	(IRS. Employer Identification No.)

6900 Veterans Boulevard, Burr Ridge, Illinois	60527
(Address of Principal Executive Offices)	(Zip Code)

(630) 887-5451

(Registrant’s Telephone Number, Including Area Code)

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                Termination of a Material Definitive Agreement.

On October 25, 2011, the Backup Servicing Agreement, dated as of March 1, 2010 (the “Backup Servicing Agreement”), among CNH Capital Receivables LLC, New Holland Credit Company, LLC, CNH Equipment Trust 2010-A and Systems & Services Technologies, Inc. was terminated pursuant to notice delivered by New Holland Credit Company, LLC in its capacity as Servicer.  The terms of the Backup Servicing Agreement provided that it may be terminated with thirty days’ notice if the long-term unsecured debt credit rating by Moody’s Investors Service, Inc. of CNH Global N.V. reached a certain threshold, which threshold has been met.

No early termination penalties are incurred by the registrant in connection with termination of the Backup Servicing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH CAPITAL RECEIVABLES LLC, as depositor

	By:	/s/ Thomas N. Beckmann
	Name:	Thomas N. Beckmann
	Title:	Assistant Treasurer
Dated: October 27, 2011